Ex. 10.12

                                DEMAND PROMISSORY NOTE


$10,000                                                     NOVEMBER 11, 1997

FOR VALUE RECEIVED, the undersigned, Songs for the Planet, Inc., a Tennessee corporation, of 2831 Dogwood Place, Nashville, Tennessee 37204, promises to pay to the order of Owen Enterprises, L.L.C., a Limited Liability Company, at 11011 King Street, Suite 260, Overland Park, Kansas 66210 or such other place as the holder may designate in writing to the undersigned, the principal sum of Ten Thousand Dollars ($10,000), together with interest thereon from the date hereof until paid, at the rate of Ten Percent (10%) per annum. The entire principal amount shall be payable on demand.

Payments shall be applied first to accrued interest and the balance to principal.

All or any part of the aforesaid principal sum may be prepaid at any time and from time to time without penalty.

In the event of any default by the undersigned in the payment of principal or interest when due or in the event of the suspension of actual business, insolvency, assignment for the benefit of creditors, adjudication of bankruptcy, appointment of a receiver, of or against the undersigned, the unpaid balance of the principal sum of this promissory note shall at the option of the holder become immediately due and payable.

The maker and all other persons who may become liable for the payment hereof severally waive demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, and any and all lack of diligence or delays in collection which may occur, and expressly consent and agree to each and any extension of postponement of time of payment hereof from time to time at or after maturity or other indulgence, and waive all notice thereof.

In case suit or action is instituted to collect this note, or any portion hereof, the maker promises to pay such additional sum, as the court may adjudge reasonable, attorneys' fees in said proceedings.

This note is made and executed under, and is in all respects governed by, the laws of the State of Kansas.

                              SONGS FOR THE PLANET, INC.

                              By: /s/ Elizabeth A. Peters
                                  -----------------------------------
                                    Elizabeth A. Peters, President